SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

 SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2004

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Performance Vesting Restricted Stock Unit Awards

On December 16, 2004, the Committee approved awards of performance vesting restricted stock units (“RSUs”) made to executive officers of the Company pursuant to the terms of the Avaya Inc. 2004 Long Term Incentive Plan.  The RSUs will vest upon the date the Committee determines that the Company’s diluted earnings per share for the fiscal year ended September 30, 2007 is at least equal to a specified target; provided, however, that the percentage of RSUs that may vest shall be determined based on a schedule to be attached to each RSU agreement; provided, further, however, that if the aggregate earnings per share total calculated by combining the Company’s diluted earnings per share for each of the fiscal years ended September 30, 2005, 2006 and 2007 is less than a specified target, then all RSUs shall be forfeited and cancelled.  Attached as Exhibit 10.1 is the form of Avaya Inc. 2004 Long Term Incentive Plan Performance Vesting Restricted Stock Unit Award Agreement.  However, information regarding earnings per share and other targets have been omitted as they involve confidential business information, the disclosure of which would have an adverse effect on the Company.

Tenovis Special Incentive Plan

On December 16, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Avaya Inc. (the “Company”) approved a special incentive plan designed to promote a successful integration of the recent acquisition of Tenovis Germany GmbH and its subsidiaries (collectively, “Tenovis”) and the achievement of three metrics:  targeted revenue for Germany, targeted revenue for the EMEA region, and contribution margin for the EMEA region for the calendar year 2005.  EMEA consists of the European, Middle Eastern and African operations of the Company.  Participants in the plan include certain employees of the Company involved in the integration and management of Tenovis, including executive officers of the Company.  Under the arrangement, the aggregate amount available for all awards to eligible participants, including executive officers, is not expected to be material to the Company.  Because the plan does not exist in any formal document, only a written description thereof has been included with this Form 8-K as Exhibit 10.2.  However, information regarding the target metrics has been omitted as it involves confidential business information, the disclosure of which would have an adverse effect on the Company.

Item 8.01  Other Events.

Attached as Exhibit 99.1 is a press release issued by the Company in connection with the redemption of the Company’s Liquid Yield Option™ Notes due 2021 (LYONs).

Item 9.01. Financial Statements and Exhibits.

10.1                           Avaya Inc. 2004 Long Term Incentive Plan Performance Vesting Restricted Stock Unit Award Agreement.

10.2                           Written description of the Tenovis Special Incentive Plan.

99.1         Press Release of Avaya Inc., dated December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: December 21, 2004	By:	/s/	Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Senior Vice President, General Counsel and Secretary